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                                                                       EXHIBIT 5


                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005

                                  ------------

                            Telephone (202) 347-0300
                            Facsimile (202) 347-2172
                                  WWW.EMTH.COM

                                January 25, 2000


Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine 04112-9540

                  Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Peoples Heritage Financial Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to approximately 46 million shares of the Company's common stock, $.01 par value per share (the "Shares"), in connection with the proposed merger of Banknorth Group, Inc. with and into the Company, all as described in the Registration Statement. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

         Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement, and we consent to the use of our name under the heading "Legal Opinion" in the Prospectus/Joint Proxy Statement constituting a part thereof.

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                                By: /s/ Gerard L. Hawkins
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                                                    Gerard L. Hawkins, a Partner